Exhibit 99.1
Planet Fitness Prices $550 Million Securitized Financing
Announces Share Repurchase Authorization
Hampton, NH, November 20, 2019 - Planet Fitness, Inc. (NYSE:PLNT) (together with its subsidiaries, the “Company”) today announced that it has priced $550 million of Series 2019-1 Class A-2 Fixed Rate Senior Secured Notes (the “Class A-2 Notes”), with an anticipated repayment term of ten years and a fixed interest rate of 3.858% per annum, payable quarterly. The Class A-2 Notes are expected to be issued by Planet Fitness Master Issuer LLC (the “Master Issuer”), a limited-purpose, bankruptcy remote, indirect subsidiary of Planet Fitness, Inc. in a privately placed securitization transaction.
The proceeds from the expected sale of the Class A-2 Notes will be used as follows:

•	to pay the transaction costs and fund the reserve accounts associated with the securitized financing facility, and

•	for working capital purposes and for general corporate purposes, which may include a return of capital to the Company’s equityholders.
The Company expects the transaction to close on or around December 3, 2019, subject to satisfaction of various closing conditions. There can be no assurance regarding the timing of closing or that the sale of the Class A-2 Notes will be completed.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Class A-2 Notes or any other security. The Class A-2 Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.
Share Repurchase Authorization
The Company announced that its Board of Directors has authorized up to $500 million of share repurchases. The timing of the purchases and the amount of stock repurchased is subject to the Company's discretion and will depend on market and business conditions, the Company's general working capital needs, stock price, applicable legal requirements and other factors. The Company’s ability to repurchase shares at any particular time is also subject to the terms of the indenture governing its outstanding notes. Purchases may be effected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, or a combination of the foregoing. The Company is not obligated under the program to acquire any particular amount of stock and can suspend or terminate the program at any time.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2019, Planet Fitness had more than 14.1 million members and 1,899 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama and Mexico. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements can be identified by words such as “expect,” “anticipate,” “may,” “will” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements include the Company’s statements with respect to expected use of proceeds from the sale of the Class A-2 Notes, share repurchase authorization and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding its ability to successfully complete the recapitalization transaction. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results to differ materially include risks and uncertainties associated with the Company’s ability to consummate the recapitalization transaction on terms acceptable to the Company, on the timeline anticipated or at all, capital markets conditions, the Company’s substantial increased indebtedness as a result of the transaction and its ability to incur additional indebtedness or refinance that indebtedness in the future, the Company’s future financial performance and the Company’s ability to pay principal and interest on its indebtedness, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, the Company’s corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2018 and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.